                                                             EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-_____) pertaining to the ProNet Inc. 1995 Long-term Incentive Plan of ProNet Inc. for the registration of 1,000,000 shares of its common stock of our reports (a) dated March 3, 1995, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, and (b) with respect to the financial statements of companies to be acquired as follows:


        WITH RESPECT TO             YEAR ENDED           REPORT DATE
        ---------------             ----------           -----------
Apple Communications, Inc.          December 31, 1994    August 4, 1995
SigNet of Raleigh, Inc.             December 31, 1994    August 9, 1995
Cobbwells, Inc. d/b/a Page One      December 31, 1994    August 24, 1995
A.G.R. Electronics, Inc.            December 31, 1994    September 9, 1995
Nationwide Paging, Inc.             December 31, 1994    September 9, 1995

and with respect to the statement of assets to be acquired as follows:

RCS Paging, A Division
 of Reisenweaver
 Communications, Inc.               December 31, 1994     September 9, 1995


all such statements are included in ProNet Inc.'s Current Report on Form 8-K dated September 14, 1995.


                                     /s/ Ernst & Young LLP
                                     -------------------------------
                                         Ernst & Young LLP

December 18, 1995
Dallas, Texas